Exhibit 99.1

STATE OF NORTH CAROLINA

FIFTH AMENDMENT TO LEASE

COUNTY OF DURHAM

THIS FIFTH AMENDMENT TO LEASE (the “Fifth Amendment”) is made and entered into as of the 4th day of June, 2007, by and between ROYAL CENTER IC, LLC, a Delaware limited liability company (hereinafter called “Landlord”) [successor in interest to Petula Associates, Ltd., an Iowa corporation (hereinafter called “Petula”)], and ICAGEN, INC., a Delaware corporation (hereinafter called “Tenant”),

STATEMENT OF PURPOSE

A. Petula and Tenant entered into an agreement dated as of November 5, 1997, as amended by that certain First Amendment to Lease dated December 18, 1998, that certain Second Amendment to Lease dated November 30, 2001, that certain Third Amendment to Lease dated June 14, 2002; and that certain Fourth Amendment to Lease dated December 9, 2002 (as amended, the “Original Lease”) for the lease of certain premises containing approximately 24,855 rentable square feet of office space consisting of (a) Suite 390 containing 8,983 rentable square feet, (b) Suite 350 containing 6,248 rentable square feet, (c) Suite 380 containing 4,959 rentable square feet, and (d) Suite 335 containing 4,665 rentable square feet (collectively the “Premises”) located in Royal Center III (the “Building”) with an address of 4222 Emperor Boulevard, Imperial Center Business Park, Durham, North Carolina and more particularly described in said Original Lease.

B. Landlord and Tenant now desire to amend the terms of the Original Lease to modify and extend the term of the Original Lease, to establish a new rent rate, and to change certain other terms of the Original Lease (the Original Lease as amended hereby being deemed the “Lease”).

NOW, THEREFORE, in consideration of the premises, covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to amend the Original Lease on the terms set forth below. The terms used but not defined herein shall have the meanings set forth within the Original Lease.

AGREEMENT

1. Recitals. The recitals shall form a part of this Fifth Amendment.

2. Term. Upon the full execution of this Fifth Amendment by Landlord and Tenant, the parties agree that the existing lease term for each portion of the Premises shall expire on December 31, 2007. The parties also agree that the term for all of the Premises shall be extended by a period of four (4) years (the “Extension Term”) which period shall begin on January 1, 2008 (the “Extension Term Commencement Date”) and shall expire on December 31, 2011. Notwithstanding anything else contained in the Lease, Tenant shall have no further rights to renew or extend the term of the Lease or expand the Premises without Landlord’s consent.

3. Minimum Rent for the Premises.

(a) Beginning on the Extension Term Commencement Date and continuing throughout the remainder of the Extension Term, Tenant shall pay Minimum Rental for the Premises as follows:

PERIOD	RATE PER S.F.	MONTHLY RENT	ANNUAL RENT
01/01/2008 – 12/31/2008	$11.20	$23,198.00	$278,376.00
01/01/2009 – 12/31/2009	$11.54	$23,902.23	$286,826.76
01/01/2010 – 12/31/2010	$11.88	$24,606.45	$295,277.40
01/01/2011 – 12/31/2011	$12.24	$25,352.10	$304,225.20

(b) Rent Abatement. Provided Tenant is not in default under the Lease, Tenant shall receive rent abatement during the first three (3) months of the Extension Term (the “Abated Rent”). In the event Tenant ever defaults beyond any applicable notice and cure periods, in addition to Landlord’s other remedies, Tenant shall owe the Abated Rent amount to Landlord.

4. Tenant’s Expenses. In addition to Minimum Rent Tenant shall continue to pay Tenant’s Proportionate Share of Tenant Expenses as required under the Lease.

5. Condition of the Premises. Tenant accepts the Premises in an “as-is”, “where-is” condition.

6. Broker’s Commissions. Tenant represents and warrants that it has not had any dealings with any real estate broker, finder or other person, with respect to this Fifth Amendment in any manner, except Tri-Properties, Inc. Landlord shall pay any commissions or fees that are payable to the above-named brokers or finders with respect to this Fifth Amendment. Tenant shall indemnify and hold Landlord harmless from any and all damages resulting from any claims that may be asserted against Landlord by any other broker, finder or other person, with whom Tenant has or purportedly has dealt. The provisions of this Section shall survive the termination or expiration of the Lease.

7. Ratification. Except as hereinafter expressly amended, the Original Lease shall remain in full force and effect. All covenants, terms, obligations and conditions of said Lease, not modified or amended by this Fifth Amendment to Lease, are hereby ratified and confirmed.

IN WITNESS WHEREOF, each of the parties hereto has duly executed this Fifth Amendment to Lease and has hereunto set its seal all as of the day and year first above written.

TENANT:

ICAGEN, INC.

ATTEST:	By:	/s/ P. Kay Wagoner
	Name:	P. Kay Wagoner
	Its:	President

/s/ Robert J. Jakobs
Assistant Secretary	Date:	June 4, 2007

LANDLORD:

ROYAL CENTER IC, LLC,
a Delaware limited liability company

	By:	Principal Real Estate Investors, LLC,
a Delaware limited liability company, its
authorized agent

	By:	/s/ Richard J. Jacavino

	Its:	Investment Director – Asset Management

	By:	/s/ Brenda M. Wadle

	Its:	Investment Director – Asset Management

	Date:	June 18, 2007

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